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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                        Securities Exchange Act of 1934




                            VIROPHARMA INCORPORATED
                          (Formerly ViroPharma, Inc.)
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             (Exact name of registrant as specified in its charter)


               Delaware                                   23-2789550
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)



         76 Great Valley Parkway
          Malvern, Pennsylvania                              19355
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(Address of principal executive offices)                   (Zip Code)



If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [_]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [_]


       Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                        Name of each exchange on which
    to be so registered                        each class is to be registered
    -------------------                        ------------------------------

           None                                              None


       Securities to be registered pursuant to Section 12(g) of the Act:


                   Common Stock, $0.002 par value per share
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                               (Title of class)
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Item 1.   Description of Registrant's Securities to be Registered.

       The section "Description of Capital Stock," to be included in a form of prospectus which will subsequently be filed by the Registrant pursuant to Rule 424 of the Securities Act of 1933, as amended, shall be deemed incorporated by reference into this registration statement.

Item 2.   Exhibits.

       Form of Amended and Restated Certificate of Incorporation of the Registrant. Reference is made to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       By-Laws of the Registrant. Reference is made to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Form of Employee Stock Purchase Agreement. Reference is made to Exhibit
       10.10 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Restricted Stock Purchase Agreement, dated as of January 17, 1996, by and between the Company and Frank Baldino, Jr. Reference is made to Exhibit
       10.11 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Series B Convertible Preferred Stock Purchase Agreement, dated as of June 16, 1995, among the Company and each of the entities on the "Schedule of Purchasers" attached thereto as Schedule A. Reference is made to Exhibit
       10.12 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Series C Convertible Preferred Stock Purchase Agreement, dated as of May 30, 1996, among the Company and each of the individuals and entities on the "Schedule of Purchasers" attached thereto as Schedule A. Reference is made to Exhibit 10.13 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Amended and Restated Investors' Rights Agreement, dated as of May 30, 1996, by and among the Company and the persons identified on Schedule A, Schedule B and the Schedule of Founders thereto. Reference is made to
       Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Form of Amendment to Employee Stock Purchase Agreement. Reference is made to Exhibit 10.17 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.

       Amendment to Restricted Stock Purchase Agreement dated as of
       January 17, 1996, among the Company and Frank Baldino, Jr., dated as of January 17, 1996. Reference is made to Exhibit 10.18 to the Registration Statement on Form S-1 (File No. 333-12407) of the Registrant, as amended.
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                                   SIGNATURE


          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


          Date: November 8, 1996          VIROPHARMA INCORPORATED


                                          By: /s/ Vincent J. Milano
                                             -----------------------------
                                          Name:  Vincent J. Milano
                                          Title: Executive Director, Finance &
                                                 Administration and Treasurer